Exhibit 99

Correction - Koger Equity Second Quarter 2003 Earnings Conference Call

     BOCA RATON, Fla.--(BUSINESS WIRE)--July 22, 2003--Koger Equity, Inc. (NYSE:KE - News) announced today that the quarterly conference call to discuss second quarter 2003 financial results has been rescheduled for Tuesday, August 5, 2003 at 9:00 am ET. Hosting the call will be Thomas J. Crocker, Chief Executive Officer, Steven A. Abney, Chief Accounting Officer and Thomas C. Brockwell, Senior Vice President. The call will be webcast live over the Internet from the Company's website at www.koger.com under the section titled "Webcast". Participants should follow the instruction provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing 888-889-5345 or for international callers by dialing 973-339-3086. A replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 or 973-341-3080 for international callers, the password is 4040851. The replay will be available until August 19, 2003.

     A press release with the second quarter 2003 financial results will be issued before the market opens on Tuesday, August 5.

     About Koger Equity

     Koger Equity, Inc. owns and operates 124 office buildings, containing 8.93 million rentable square feet, located primarily in 16 suburban office projects in nine cities in the Southeastern United States and Houston, Texas.

     For  more   information   about  Koger  Equity,   contact  its  website  at
www.koger.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

        CONTACT: Investor Relations:
                 Koger Equity, Inc.
                 Tom Brockwell, 800-850-2037
                 or
                 Integrated Corporate Relations
                 Brad Cohen, 203-222-9013